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                                                                   EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-50579) pertaining to the Employee Stock Purchase Plan of Trammell Crow Company of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of Trammell Crow Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                       Ernst & Young LLP

Dallas, Texas
June 17, 1999